Exhibit (n)

Exhibit n

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to this Registration Statement No. 333-39839 on Form N-2 of our report dated October 5, 2000 appearing in the Annual Report of Merrill Lynch High Income Municipal Bond Fund, Inc. for the year ended August 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey November 10, 2000